                                                                    EXHIBIT 99.2

                            [JDS UNIPHASE LETTERHEAD]

NEWS RELEASE


                  JDS UNIPHASE ANNOUNCES THIRD QUARTER RESULTS
                         AND GLOBAL REALIGNMENT PROGRAM

     OTTAWA, ONTARIO, AND SAN JOSE, CALIFORNIA, APRIL 24, 2001 -- JDS Uniphase Corporation (Nasdaq: JDSU and TSE: JDU) today reported sales for its third quarter ended March 31, 2001 of $920 million and pro forma net income of $160 million or $0.14 per diluted share. The Company also announced a Global Realignment Program.

     The Global Realignment Program reflects the Company's commitment to remaining the industry leader in optical components and modules for telecommunications during the current business downturn, and to position the Company for substantial growth over the longer term. This program has the following elements:

     - Product and Technology Development. The Company is creating global centers for advanced product development. These centers are intended to centralize product development teams with the critical mass necessary to develop future generations of products and fiberoptic technologies. The Company will also benefit from savings resulting from elimination of overlapping development programs, and reallocating such resources to invest in the development of new platforms and capabilities.

     - Manufacturing. JDS Uniphase will consolidate the manufacturing of several of its products from multiple sites into specific locations around the world. This process involves consolidating product lines, standardizing on global product designs, relocating products to operations designated as global centers of manufacturing excellence, including transferring additional products to China to take greater advantage of its strong optical expertise and favorable cost and tax environment.

     - Customer Service. The Company is aligning its sales organization to offer customers a single point of contact for all of their product requirements, and creating regional and technical centers to streamline customer interactions with product line managers. It is also building on its successful information technology implementations to consolidate administrative functions to provide improved customer service and realize significant cost savings.

                                                        JDS Uniphase Corporation
                                                                    Page 2 of 10


     The Global Realignment Program is intended to align the Company's resources and operations into a global structure that is competitive now and positions the Company to remain competitive in the future. This program includes a number of actions by the Company to reduce costs and expenses and align manufacturing capacity with customer demand. The Company will close several operations, vacate 25 buildings at operations to be closed, as well as at continuing operations, and reduce employment by approximately 5,000 people or 20% of current levels. These actions are being taken in response to current business conditions in a market the Company continues to believe will experience substantial growth over the longer term. The Company believes these changes will position JDS Uniphase well in the current business environment and prepare it for future growth with increasingly competitive new product offerings and long-term cost structure.

     "We believe we have served our customers well during prior periods of exploding demand. Our industry is in a near-term downturn and we must act decisively and rapidly," said Jozef Straus, Co-Chairman and CEO. "The Global Realignment Program we are announcing today is our response both for now and for the future. While employment reductions of many who have served our customers so well are extremely difficult, we must prepare for the future by creating a product portfolio and cost structure that will permit us to continue to serve the needs of our customers and grow with our markets."


     In the fourth quarter of fiscal 2001, the Company will record one time charges for employee severance, consolidation of product lines, closing of some operations, vacating approximately 25 buildings, and inventory write-offs associated with the consolidation of different product designs and manufacturing processes onto single global manufacturing platforms. In addition to these one time charges, the Company will incur costs for accelerated depreciation, moving and employee costs in the first three quarters of fiscal 2002 during the phasing out of certain facilities and equipment. Generally accepted accounting principles require the recording of accelerated depreciation of such assets over the time remaining until phaseout (three to nine months) and the expensing of such moving and employee costs as incurred. It is anticipated that the costs of the Global Realignment Program will be between $375 and $425 million, and the projected effect of the Global Realignment Program will be to reduce the Company's annual expense levels by over $250 million.

     Sales for the third quarter ended March 31, 2001 were 1% below sales of $925 million for the quarter ended December 30, 2000 and 90% above pro forma combined sales of $485 million for the quarter ended March 31, 2000. Sales for the nine months ended March 31, 2001 of $2.6 billion were 133% above pro forma combined sales for the comparable prior year nine-month period. Pro forma combined sales for the prior year periods include the separately reported results of E-TEK Dynamics, Inc., which was acquired on June 30, 2000 in a transaction accounted for as a purchase. Sales for the quarter include SDL, Inc. sales subsequent to the acquisition date of SDL, which was acquired on February 13, 2001 in a transaction accounted for as a purchase, and exclude the sales after that date of the Company's divested Zurich operations.

                                                        JDS Uniphase Corporation
                                                                    Page 3 of 10


     Including merger-related charges, reduction in the value of marketable equity securities, gain on the sale of a subsidiary, purchased intangibles amortization, payroll taxes on stock option exercises, stock compensation charges, and activity related to equity investments, the Company reported losses of $1.3 billion or $1.13 per share for the quarter and $3.2 billion or $3.15 per share for the fiscal year to date.

     On a pro forma basis, excluding merger-related charges, reduction in the value of marketable equity investments, gain on the sale of a subsidiary, purchased intangibles amortization, payroll taxes on stock option exercises, stock compensation charges, and activity related to equity investments, the Company earned $160 million or $0.14 per share for the quarter as compared to the $208 million or $0.21 per share earned in the quarter ended December 30, 2000. Pro forma net income for the nine months ended March 31, 2001 was $545 million or $0.51 per share, an increase of 112% from the $257 million or $0.28 per share earned in the comparable prior year period. The impact of pro forma adjustments listed above are summarized in the Company's pro forma financial tables that follow in this release.

     At March 31, 2001 the Company had over $1 billion in cash. JDS Uniphase generated $133 million in cash from operations for the quarter and $289 million for the first nine months of the fiscal year.

     The Company is evaluating the carrying value of certain long-lived assets, consisting primarily of $56.2 billion of goodwill recorded on its balance sheet at March 31, 2001. Pursuant to accounting rules, the majority of the goodwill was recorded based on stock prices at the time merger agreements were executed and announced. The Company's policy is to assess enterprise level goodwill if the market capitalization of the Company is less than its net assets. Goodwill will be reduced to the extent that net assets are greater than market capitalization. At March 31, 2001, the value of the Company's net assets, including unamortized goodwill exceeded the Company's market capitalization by approximately $40 billion.

     Downturns in telecommunications equipment and financial markets have created unique circumstances with regard to the assessment of goodwill, and the Company has sought the counsel of the Staff of the Securities and Exchange Commission on the interpretation of generally accepted accounting principles with regard to this matter. The Company anticipates recording additional charges to reduce the carrying value of the unamortized goodwill and other long-lived assets and such adjustments could represent a substantial portion of their carrying value. Some of these charges may be recorded as an adjustment to the Company's financial statements at March 31, 2001 and the Company would report such adjustments in subsequent SEC filings.

                                                        JDS Uniphase Corporation
                                                                    Page 4 of 10


     The Company anticipates sales and pro forma earnings per share for its fourth quarter ending June 30, 2001 will be approximately $700 million and $0.05, respectively. Such pro forma earnings per share would exclude the costs of the Global Realignment Program and recognize limited cost reduction benefits, as the program will be implemented for only a portion of the quarter. The Company has limited visibility as to sales in future periods, and is not currently providing sales guidance for fiscal 2002.


The following table summarizes JDS Uniphase pro forma results for the quarter:

(in millions, except per share amounts)                                Three months ended
                                                                ---------------------------------
                                                                  March 31,          March 31,
                                                                     2001              2000
                                                                ---------------    --------------
Net sales                                                             $920              $485
Gross profit                                                          $447              $251
Income from operations                                                $230              $155
Income before income taxes                                            $242              $167
Net income                                                            $160              $108
Net income per diluted share                                         $0.14             $0.11
Diluted weighted average shares outstanding                          1,182               972

--------------------
Pro forma results for the quarter ended March 31, 2001 exclude the $11.5 million effect on gross profit related to purchase accounting adjustments of the value of inventory; $2,512.7 million of purchased intangibles amortization and in-process R&D (IPR&D) charges; $4.2 million of payroll taxes on stock option exercises; $7.5 million of reduction in the value of marketable equity securities; $1,768.1 million gain on sale of subsidiary and related costs; $23.7 million of non-cash stock compensation; and $45.4 million in activity related to investments accounted for under the equity method of accounting. March 31, 2000 pro forma results include the separately reported results of E-TEK Dynamics Inc., which was acquired on June 30, 2000 in a transaction accounted for as a purchase. Pro forma results for the quarter ended March 31, 2000 exclude the $12.3 million effect on gross profit related to purchase accounting adjustments to the value of inventory, $333.7 million of purchased intangibles amortization and IPR&D charges, and $6.3 million of payroll taxes on stock option exercises.

     The Company will host a conference call at 8:00 AM Eastern Time on April 24, 2001. The dial-in number, 212-896-6042, will be available approximately ten minutes prior to the start of the conference call. Callers will be placed on music hold until the conference begins. A replay of the call will be available on the company's website, beginning at 10:00 AM Eastern time, at www.jdsuniphase.com under Corporate Information / Investor Relations / Webcasts & Presentations. The call will be simultaneously webcast on the JDS Uniphase website at www.jdsuniphase.com under Corporate Information / Investor Relations / Webcasts & Presentations. In addition, a replay will be available by phone from 10:00 AM Eastern Time, April 24, 2001 to 10:00 AM Eastern Time, April 29, 2001 at 800-633-8284 domestic and 858-812-6440 international, access code 18632934.

                                                        JDS Uniphase Corporation
                                                                    Page 5 of 10


     JDS Uniphase is a high technology company that designs, develops, manufactures and distributes a comprehensive range of products for the growing fiberoptic communications market. These products are deployed by system manufacturers worldwide to develop advanced optical networks for the telecommunications and cable television industries. JDS Uniphase Corporation is traded on the Nasdaq National Market under the symbol JDSU, and the exchangeable shares of JDS Uniphase Canada Ltd. are traded on The Toronto Stock Exchange under the symbol JDU. More information on JDS Uniphase is available at www.jdsuniphase.com.

     This press release contains numerous forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include (a) any statements or implications regarding the Company's ability to remain competitive and the leader in its industry, and the future growth of the Company, the industry and the economy in general; (b) statements regarding the expected level and timing of benefits to the Company from its Global Realignment Program, including (i) expected cost reductions and their impact on the Company's financial performance, (ii) expected improvement to the Company's product and technology development programs, (iii) expected improvements from consolidation of the Company's manufacturing capabilities, (iv) expected improvements to the Company's sales and customer service efforts, and (v) the belief that the Global Realignment Program will position JDS well in the current business environment and prepare it for future growth with increasingly competitive new product offerings and long-term cost structure; (c) statements regarding the anticipated cost of the Global Realignment Program; (d) statements regarding the anticipated charges to be recorded by the Company to reduce the carrying value of unamortized goodwill and other long-lived assets; and (e) any and all guidance provided by the Company regarding its expected financial performance in future periods, including, without limitation, with respect to anticipated sales, net income and earnings per share in the fourth quarter of fiscal 2001 and first quarter of fiscal 2002. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (1) the Company's ongoing integration efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align the Company's operations with customer demand and the changes affecting our industry, or may be more costly than currently anticipated; (2) due to the current economic slowdown, in general, and setbacks in our customers' businesses, in particular, our ability to predict the Company's financial performance for future periods is far more difficult than in previous periods; and (3) our ongoing efforts to reduce product costs to our customers, through automation and other improved manufacturing processes may be unsuccessful. For more information on these and other risks affecting our business, please refer to the "Risk Factors" Section to be included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, which we will be filing in the near future. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

                        -SELECTED FINANCIAL DATA FOLLOWS-

                                                        JDS Uniphase Corporation
                                                                    Page 6 of 10



                            JDS UNIPHASE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in millions, except per share data)
                                   (unaudited)

                                                   Three months ended                Nine months ended
                                               ---------------------------       ---------------------------
                                               March 31,         March 31,         March 31,         March 31,
                                                  2001             2000             2001             2000
                                               ----------       ----------       ----------       ----------
Net sales                                      $    920.1       $    394.6       $  2,631.7       $    906.4
Cost of sales                                       494.2            202.1          1,380.7            466.6
                                               ----------       ----------       ----------       ----------
Gross profit                                        425.9            192.5          1,251.0            439.8
Operating expenses
    Research and development                         98.0             33.3            231.6             72.1
    Selling, general and administrative             139.1             49.1            360.9            110.7
    Amortization of purchased intangibles         2,129.0            249.6          4,340.6            607.6
    Acquired in-process R&D                         383.7             84.1            392.6            103.7
                                               ----------       ----------       ----------       ----------
Total operating expenses                          2,749.8            416.1          5,325.7            894.1

Loss from operations                             (2,323.9)          (223.6)        (4,074.7)          (454.3)
Gain on sale of subsidiary                        1,770.2               --          1,770.2               --
Activity related to equity investments              (45.4)              --           (138.8)              --
Interest and other income, net                        4.6             10.0             30.3             26.2
                                               ----------       ----------       ----------       ----------
Loss before income taxes                           (594.5)          (213.6)        (2,413.0)          (428.1)
Income tax expense                                  698.6             27.3            792.2             57.8
                                               ----------       ----------       ----------       ----------
Net loss                                       $ (1,293.1)      $   (240.9)      $ (3,205.2)      $   (485.9)
                                               ==========       ==========       ==========       ==========
Net loss per share                             $    (1.13)      $    (0.32)      $    (3.15)      $    (0.70)
                                               ==========       ==========       ==========       ==========
Number of weighted average shares
outstanding                                       1,142.5            747.6          1,017.3            696.1

                                                        JDS Uniphase Corporation
                                                                    Page 7 of 10




                            JDS UNIPHASE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)


                                                                 March 31, 2001    June 30, 2000
                                                                  (unaudited)
Current assets:
   Cash, cash equivalents and short-term investments               $  1,972.9       $  1,114.3
   Accounts receivable, less allowances for doubtful accounts           705.4            381.6
   Inventories                                                          672.9            375.4
   Prepaid assets and other current assets                              152.5            101.6
                                                                   ----------       ----------
Total current assets                                                  3,503.7          1,972.9
Property, plant, and equipment, net                                   1,193.2            670.7
Intangible assets                                                    58,443.6         22,337.8
Other assets                                                          1,899.0          1,407.7
                                                                   ==========       ==========

TOTAL ASSETS                                                       $ 65,039.5       $ 26,389.1
                                                                   ==========       ==========

Current liabilities:
   Accounts payable                                                $    285.0       $    195.2
   Accrued payroll and related expenses                                 169.3             98.8
   Income taxes payable                                                  86.9            108.6
   Other accrued expenses                                               293.5            244.6
   Deferred income taxes                                                296.3              0.2
                                                                   ----------       ----------
Total current liabilities                                             1,131.0            647.2
Deferred tax liabilities                                              1,178.8            902.1
Other non-current liabilities                                            28.1             61.2
Stockholders' equity:
   Common stock and additional paid-in capital                       67,677.4         25,898.3
   Accumulated deficit and other stockholders' equity                (4,975.8)        (1,119.7)
                                                                   ----------       ----------
Total stockholders' equity                                           62,701.6         24,778.6
                                                                   ==========       ==========
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 65,039.5       $ 26,389.1
                                                                   ==========       ==========

                                                        JDS Uniphase Corporation
                                                                    Page 8 of 10


                                   JDS UNIPHASE CORPORATION
                                OPERATING SEGMENT INFORMATION
                                        (in millions)
                                         (unaudited)

                                                    Three months ended               Nine months ended
                                                ---------------------------       ---------------------------
                                                March 31,        March 31,        March 31,        March 31,
                                                   2001             2000             2001             2000
                                                ----------       ----------       ----------       ----------
Amplification and Transmission:
    Shipments                                   $    441.4       $    173.1       $    960.7       $    417.4
    Intersegment sales                                (7.8)            (1.2)           (22.9)            (1.5)
                                                ----------       ----------       ----------       ----------
Net sales to external customers                      433.6            171.9            937.8            415.9
    Operating income                                 128.0             46.1            267.3            105.9

WDM, Switching and Thin Film Filters:
    Shipments                                        525.6            242.6          1,775.1            537.9
    Intersegment sales                               (39.6)           (19.8)           (76.8)           (47.2)
                                                ----------       ----------       ----------       ----------
Net sales to external customers                      486.0            222.8          1,698.4            490.6
    Operating income                                 152.2             76.0            617.8            183.1


Net sales by reportable segments                     919.6            394.6          2,636.1            906.5
All other net sales                                    0.5               --             (4.4)            (0.1)
                                                ----------       ----------       ----------       ----------
                                                     920.1            394.6          2,631.7            906.4
                                                ----------       ----------       ----------       ----------

Operating income by reportable segment               280.2            122.1            885.1            289.0
All other operating income                           (49.9)             6.7            (97.6)             6.5
Unallocated amounts:
    Acquisition related charges and
    payroll tax on  stock option
      exercises                                   (2,552.1)          (352.3)        (4,860.1)          (749.8)
    Gain on sale of subsidiary and
      other related costs                          1,768.1               --          1,768.1               --
    Activity related to equity investments           (45.4)              --           (138.8)              --
    Interest and other income, net                     4.6             10.0             30.3             26.2
                                                ----------       ----------       ----------       ----------
Loss before income taxes                        $   (594.5)      $   (213.5)      $ (2,413.0)      $   (428.1)
                                                ==========       ==========       ==========       ==========

                                                        JDS Uniphase Corporation
                                                                    Page 9 of 10


                            JDS UNIPHASE CORPORATION
                       PRO FORMA STATEMENTS OF OPERATIONS
                      (in millions, except per share data)
                                  (unaudited)

                                                               Three months ended March 31, 2001
                                                       --------------------------------------------------
                                                                            Pro Forma
                                                        As Reported        Adjustments        Pro Forma*
                                                       ------------       ------------       ------------
Net sales                                              $      920.1                $--       $      920.1
Cost of sales                                                 494.2              (21.5)             472.7
                                                       ------------       ------------       ------------
Gross profit                                                  425.9               21.5              447.4
Operating expenses:
   Research and development                                    98.0               (6.2)              91.8
   Selling, general and administrative                        139.1              (13.8)             125.3
   Purchased intangibles and in-process R&D                 2,512.7           (2,512.7)                --
                                                       ------------       ------------       ------------
Total operating expenses                                    2,749.8           (2,532.7)             217.1
Income (loss) from operations                              (2,323.9)           2,554.2              230.3
Gain on sale of subsidiary                                  1,770.2           (1,770.2)                --
Activity related to equity investments                        (45.4)              45.4                 --
Interest and other income, net                                  4.6                7.5               12.1
                                                       ------------       ------------       ------------
Income (loss) before income taxes                            (594.5)             836.9              242.4
Income tax expense                                            698.7              616.3               82.4
                                                       ------------       ------------       ------------
Net income (loss)                                      $   (1,293.2)      $    1,453.2       $      160.0
                                                       ============       ============       ============
Net income (loss) per share                            $      (1.13)                         $       0.14
                                                       ============                          ============
Net income (loss) per share, diluted basis             $      (1.13)                         $       0.14
                                                       ============                          ============
Number of weighted average shares outstanding               1,142.5                               1,142.5
Number of weighted average shares and equivalents           1,142.5                               1,182.3


                                                                    Three months ended March 31, 2000
                                                       ------------------------------------------------------------
                                                          JDS                           Pro Forma
                                                        Uniphase          E-TEK         Adjustments      Pro Forma*
                                                       ----------       ----------      ----------       ----------
Net sales                                              $    394.6       $     90.6              --       $    485.2
Cost of sales                                               202.1             45.7           (13.1)           234.7
                                                       ----------       ----------      ----------       ----------
Gross profit                                                192.5             44.9            13.1            250.5
Total operating expenses                                    416.1             18.3          (339.2)            95.2
                                                       ----------       ----------      ----------       ----------
Income (loss) from operations                              (223.6)            26.6           352.3            155.3
Interest and other income, net                               10.0              1.9              --             11.9
                                                       ----------       ----------      ----------       ----------
Income  (loss) before income taxes                         (213.6)            28.5           352.3            167.2
Income tax expense                                           27.3             10.8            21.6             59.7
                                                       ----------       ----------      ----------       ----------
Net income (loss)                                      $   (240.9)      $     17.7      $    330.7       $    107.5
                                                       ==========       ==========      ==========       ==========
Net income per share                                                                                     $     0.12
                                                                                                         ==========
Net income per share, diluted basis                                                                      $     0.11
                                                                                                         ==========
Number of weighted average shares outstanding                                                                 893.0
Number of weighted average shares and equivalents                                                             972.3


--------------------
* Pro forma results for the quarter ended March 31, 2001 exclude the $11.5 million effect on gross profit related to purchase accounting adjustments of the value of inventory; $2,512.7 million of purchased intangibles amortization and in-process R&D (IPR&D) charges; $4.2 million of payroll taxes on stock option exercises; $7.5 million of reduction in the value of marketable equity securities; $1,768.1 million gain on sale of subsidiary and related costs; $23.7 million of non-cash stock compensation; and $45.4 million in activity related to investments accounted for under the equity method of accounting. March 31, 2000 pro forma results include the separately reported results of E-TEK Dynamics Inc., which was acquired on June 30, 2000 in a transaction accounted for as a purchase. Pro forma results for the quarter ended March 31, 2000 exclude the $12.3 million effect on gross profit related to purchase accounting adjustments to the value of inventory, $333.7 million of purchased intangibles amortization and IPR&D charges, and $6.3 million of payroll taxes on stock option exercises.

                                                        JDS Uniphase Corporation
                                                                   Page 10 of 10



                            JDS UNIPHASE CORPORATION
                       PRO FORMA STATEMENTS OF OPERATIONS
                      (in millions, except per share data)
                                   (unaudited)

                                                               Nine months ended March 31, 2001
                                                       --------------------------------------------------
                                                                           Pro Forma
                                                        As Reported        Adjustments        Pro Forma*
                                                       ------------       ------------       ------------
Net sales                                              $    2,631.7                $--       $    2,631.7
Cost of sales                                               1,380.7              (73.3)           1,307.4
                                                       ------------       ------------       ------------
Gross profit                                                1,251.0               73.3            1,324.3
Operating expenses:
   Research and development                                   231.6              (10.9)             220.7
   Selling, general and administrative                        360.9              (44.9)             316.0
   Purchased intangibles and in-process R&D                 4,733.2           (4,733.2)                --
                                                       ------------       ------------       ------------
Total operating expenses                                    5,325.7           (4,789.0)             536.7
Income (loss) from operations                              (4,074.7)           4,862.3              787.6
Gain on sale of subsidiary                                  1,770.2           (1,770.2)                --
Activity related to equity investments                       (138.8)             138.8                 --
Interest and other income, net                                 30.3                7.5               37.8
                                                       ------------       ------------       ------------
Income (loss) before income taxes                          (2,413.0)           3,238.4              825.4
Income tax expense                                            792.2             (511.6)             280.6
                                                       ------------       ------------       ------------
Net income (loss)                                      $   (3,205.2)      $    3,750.0       $      544.8
                                                       ============       ============       ============
Net income (loss) per share                            $      (3.15)                         $       0.54
                                                       ============                          ============
Net income (loss) per share, diluted basis             $      (3.15)                         $       0.51
                                                       ============                          ============
Number of weighted average shares outstanding               1,017.3                               1,017.3
Number of weighted average shares and equivalents           1,017.3                               1,071.2


                                                            Nine months ended March 31, 2000
                                           --------------------------------------------------------------------
                                             JDS                                Pro Forma
                                             Uniphase            E-TEK          Adjustments         Pro Forma*
                                           ------------       ------------      ------------       ------------
Net sales                                  $      906.4              223.4                --       $    1,129.8
Cost of sales                                     466.6              112.4             (25.2)             553.8
                                           ------------       ------------      ------------       ------------
Gross profit                                      439.8              111.0              25.2              576.0
Total operating expenses                          894.1               44.6            (724.6)             214.1
                                           ------------       ------------      ------------       ------------
Income (loss) from operations                    (454.3)              66.4             749.8              361.9
Interest and other income, net                     26.2                5.0                --               31.2
                                           ------------       ------------      ------------       ------------
Income  (loss) before income taxes               (428.1)              71.4             749.8              393.1
Income tax expense                                 57.8               27.1              51.3              136.2
                                           ------------       ------------      ------------       ------------
Net income (loss)                          $     (485.9)      $       44.3      $      698.5       $      256.9
                                           ============       ============      ============       ============
Net income per share                                                                               $       0.31
                                                                                                   ============
Net income per share, diluted basis                                                                $       0.28
                                                                                                   ============
Number of weighted average shares                                                                         837.9
    outstanding
Number of weighted average shares and                                                                     912.3
    equivalents

--------------------
* Pro forma results for the nine months ended March 31, 2001 exclude the $60.1 million effect on gross profit related to purchase accounting adjustments of the value of inventory; $4,733.2 million of purchased intangibles amortization and in-process R&D (IR&D) charges; $42.6 million of payroll taxes on stock option exercises; $7.5 million of reduction in the value of investments in marketable equity securities; $1,768.1 million gain on sale of subsidiary and related costs; $24.2 million of non-cash stock compensation; and $138.8 million in activity related to investments accounted for under the equity method of accounting. March 31, 2000 pro forma results include the separately reported results of E-TEK Dynamics Inc., which was acquired on June 30, 2000 in a transaction accounted for as a purchase. Pro forma results for the nine months ended March 31, 2000 exclude the $24.1 million effect on gross profit related to purchase accounting, $711.3 million of purchased intangibles amortization and IPR&D charges, and $14.4 million of payroll taxes on stock option exercises.